Exhibit 32.1

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report on Form 10-K of Virgin Media Inc., Virgin Media Investment Holdings Limited and Virgin Media Investments Limited (collectively, the “Registrants”) for the year ended December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Neil A. Berkett, as Chief Executive Officer of the Registrants, and Eamonn O’Hare, as Chief Financial Officer of the Registrants, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrants.

/s/ Neil A. Berkett
Name:	Neil A. Berkett
Title:	Chief Executive Officer
Date:	February 22, 2011

/s/ Eamonn O’Hare
Name:	Eamonn O’Hare
Title:	Chief Financial Officer
Date:	February 22, 2011

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Registrants and will be retained by the Registrants and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Registrants for purposes of Section 18 of the Securities Exchange Act of 1934.